EXHIBIT 99.1

NRG Yield, Inc. Reports First Quarter 2016 Financial Results, Names Chief Executive Officer, and Raises Second Quarter Dividend

First Quarter 2016 Results and Financial Highlights

•                  $188 million of Adjusted EBITDA

•                  $43 million of Cash Available for Distribution (CAFD)

•                  $0.225 per share quarterly dividend paid to Class A and Class C common stock holders ($0.90 per share annualized) on March 15, 2016 representing a 15% year over year increase since the first quarter 2015(1)

Increasing Dividend

•                  Announcing an increase in the Class A and Class C common stock dividend to $0.23 per share ($0.92 per share annualized) payable in second quarter of 2016

•                  Reaffirming the target of $0.25 per share quarterly dividend ($1.00 per share annualized) by the fourth quarter of 2016, a 67% increase since NRG Yield’s first dividend in the fourth quarter 2013

Business Highlights

•                  Appoints Christopher Sotos as President and Chief Executive Officer to be employed by NRG Yield

•                  NRG Energy, Inc. (NYSE: NRG) announced its intention to offer NRG Yield the remaining 51.05% interest in the 250 MW California Valley Solar Ranch (CVSR) project during the second quarter of 2016

•                  In the first quarter of 2016, NRG Yield invested an additional $51 million under the existing business renewables and residential solar partnerships with NRG, bringing total capital invested to over $140 million(2)

Reaffirming 2016 Guidance(3)

•                  Full year 2016 guidance:

•                  Adjusted EBITDA of $805 million

•                  CAFD of $265 million

PRINCETON, NJ — May 5, 2016 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported first quarter 2016 financial results including Adjusted EBITDA of $188 million and CAFD of $43 million. Net income attributable to Class A and Class C stockholders for the three months ended March 31, 2016 was $5 million or $0.05 per Class A and Class C common share.

“NRG Yield’s start to the year was strong with excellent financial performance across all of its segments and the announcement of the tenth consecutive quarterly dividend increase in the Company’s history,” said Mauricio Gutierrez, NRG Yield’s Interim Chief Executive Officer. “With Chris Sotos becoming NRG Yield’s dedicated Chief Executive Officer and the

(1)  After taking into account the recapitalization on May 14, 2015

(2)  Includes $26 million for 17 MW of residential solar leases acquired outside of the partnerships

(3)  Guidance excludes the impact of interest on cash drawn on NRG Yield’s revolving credit facility, see appendix A-5 relationship with NRG Energy reaffirmed through the announcement of its intention to offer CVSR, NRG Yield is on track for long term success.”

Overview of Financial and Operating Results

Note 1: In accordance with GAAP, 2015 results have been recast to include the Drop Down Assets acquired by NRG Yield from NRG on November 3, 2015(4) as if the combination had been in effect since the inception of common control.

Table 1: Selected Financial Results

	Three Months Ended
($ millions)	3/31/16	3/31/15
Operating Revenue	$220	$200
Net Income/(Loss)	2	(20)
Adjusted EBITDA	188	132
Cash Available for Distribution (CAFD)	43	6

Segment Results

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended
Segment	3/31/16	3/31/15
Conventional	$70	$65
Renewable	105	57
Thermal	16	13
Corporate	(3)	(3)
Adjusted EBITDA	$188	$132

Table 3: Net Income/(Loss)

($ millions)	Three Months Ended
Segment	3/31/16	3/31/15
Conventional	$28	$26
Renewable	(12)	(40)
Thermal	8	6
Corporate	(22)	(12)
Net Income/(Loss)	$2	$(20)

For the first quarter 2016, NRG Yield reported Net Income of $2 million, Adjusted EBITDA of $188 million, and CAFD of $43 million. First quarter Adjusted EBITDA and CAFD were higher than 2015 primarily due to increased wind production and the acquisition of Desert Sunlight.

(4)  November 3, 2015 Drop Down consisted of a 75% interest in a portfolio of twelve wind facilities

Operational Performance

Table 4: Selected Operating Results

	Three Months Ended
(MWh and MWht in thousands)	3/31/16	3/31/15
Equivalent Availability Factor (Conventional)	86.8%	82.3%
Renewable Generation Sold (MWh)	1,650	1,174
Thermal Generation Sold (MWht)(1)	593	661

(1) Also includes Thermal MWh sold

For the first quarter 2016, NRG Yield experienced improved availability at the Conventional segment versus the first quarter of 2015 following the January 2015 forced outage at the El Segundo Energy Center. In the first quarter of 2016, generation in the Renewable segment was above expectations and 41% higher than the first quarter of 2015 primarily due to much stronger wind resources at the Alta wind portfolio in California.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	3/31/16	12/31/15
Cash and Cash Equivalents	$76	$111
Restricted Cash	60	48
Total Cash	$136	$159
Revolver Availability	119	133
Total Liquidity	$255	$292

Total liquidity as of March 31, 2016 was $255 million, a decrease of $37 million from December 31, 2015. This reflects a decrease in revolver availability of $14 million and a decrease in cash of $23 million primarily used to fund capital commitments to NRG Yield’s business renewables partnership with NRG Energy.(5)

Governance Changes

NRG Yield announced the appointment of Christopher Sotos as Chief Executive Officer, effective May 6, 2016.  Mr. Sotos will be employed and compensated by NRG Yield.  Mauricio Gutierrez, the interim Chief Executive Officer, will transition the role to Mr. Sotos through the second quarter.  Mr. Gutierrez will assume the role of Chairman of the Board of NRG Yield and John Chlebowski will return to his role as the Lead Independent Director.  Further, the NRG Yield Board of Directors appointed John Chillemi, NRG’s Executive Vice President of Business Development, to the Board of Directors to fill the existing vacancy on the Board.

Growth Investments

California Valley Solar Ranch Project

NRG Energy, Inc. announced its intention to offer NRG Yield the opportunity to acquire the remaining 51.05% interest in the CVSR solar facility during the second quarter of 2016. NRG Yield currently owns the remaining 48.95% interest in CVSR. Located in San Luis Obispo County, California, CVSR is a 250 MW solar facility contracted to sell power to Pacific Gas and Electric through 2038.

(5)  See Appendix A-4 for Three Months Ended 2016 Sources and Uses of Cash and Cash Equivalents detail

Investment Partnerships with NRG Energy

During the first quarter of 2016, NRG Yield invested $40 million and $11 million respectively in the business renewable and residential solar investment partnerships with NRG Energy. With these investments, NRG Yield now co-owns approximately 100 MW of distributed solar (business and residential) capacity with a weighted average contract life of approximately 18 years.

On February 29, 2016, NRG Yield and NRG amended the residential solar partnership, reducing NRG Yield’s total capital commitment to this partnership from $150 million to $100 million with a corresponding increase into a new business renewable partnership. With $53 million dollars remaining as of the end of the first quarter 2016, and based on the most recent information provided by NRG, NRG Yield believes that its incremental investment into the residential solar partnership will not be more than $20 million. This change does not impact NRG Yield’s 2016 financial guidance.

Quarterly Dividend Updates

On April 26, 2016, NRG Yield’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.23 per share ($0.92 per share annualized) payable on June 15, 2016 to stockholders of record as of June 1, 2016. This equates to a 2.22% increase over the prior quarter and an increase of 15% over the previous year after taking into account the May 14, 2015 recapitalization of the Company.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Adjusted EBITDA and CAFD include the following:

•                  Higher summer capacity prices from conventional assets;

•                  Higher solar insolation during the summer months;

•                  Higher wind resources during the spring months;

•                  Debt service payments which are made either quarterly or semi-annually; and

•                  Timing of maintenance capital expenditures

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

Financial Guidance

NRG Yield is reaffirming full year guidance of $805 million Adjusted EBITDA and $265 million of CAFD, although actual results may vary depending on the operating performance of the assets.

Finally, NRG Yield is targeting a quarterly dividend of $0.25 per share ($1.00 per share annualized) on each of its Class A and Class C common stock by the fourth quarter of 2016. This represents a 16% year over year increase since the fourth quarter of 2015.

Earnings Conference Call

On May 5, 2016, NRG Yield will host a conference call at 10:30 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, May 5, 2016, and are based on assumptions believed to be reasonable as of this date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:	Investors:

Karen Cleeve	Kevin Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended March 31,
(In millions, except per share amounts)	2016	2015
Operating Revenues
Total operating revenues	$220	$200
Operating Costs and Expenses
Cost of operations	83	84
Depreciation and amortization	66	67
General and administrative	3	3
Total operating costs and expenses	152	154
Operating Income	68	46
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	2	2
Other income, net	—	1
Interest expense	(68)	(73)
Total other expense, net	(66)	(70)
Income (Loss) Before Income Taxes	2	(24)
Income tax benefit	—	(4)
Net Income (Loss)	2	(20)
Less: Pre-acquisition net loss of Drop Down Assets	—	(4)
Net Income (Loss) Excluding Pre-acquisition Net Loss of Drop Down Assets	2	(16)
Less: Net loss attributable to noncontrolling interests	(3)	(11)
Net Income (Loss) Attributable to NRG Yield, Inc.	$5	$(5)
Earnings (Loss) Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	63	35
Earnings (Loss) per Weighted Average Class A and Class C Common Share - Basic and Diluted	0.05	(0.07)
Dividends Per Class A Common Share	$0.225	$0.39
Dividends Per Class C Common Share	$0.225	N/A

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three months ended March 31,
(In millions)	2016	2015
Net Income (Loss)	$2	$(20)
Other Comprehensive Loss, net of tax
Unrealized loss on derivatives, net of income tax benefit of $9 and $8	(41)	(20)
Other comprehensive loss	(41)	(20)
Comprehensive Loss	(39)	(40)
Less: Pre-acquisition net loss of Drop Down Assets	—	(4)
Less: Comprehensive loss attributable to noncontrolling interests	(27)	(18)
Comprehensive Loss Attributable to NRG Yield, Inc.	$(12)	$(18)

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$76	$111
Restricted cash	60	48
Accounts receivable — trade	85	95
Accounts receivable — affiliate	2	—
Inventory	34	35
Notes receivable	7	7
Prepayments and other current assets	20	22
Total current assets	284	318
Property, plant and equipment, net of accumulated depreciation of $767 and $701	5,012	5,056
Other Assets
Equity investments in affiliates	779	798
Notes receivable	8	10
Intangible assets, net of accumulated amortization of $111 and $93	1,338	1,362
Deferred income taxes	180	170
Other non-current assets	58	61
Total other assets	2,363	2,401
Total Assets	$7,659	$7,775

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

(In millions, except shares)	March 31, 2016	December 31, 2015
	(Unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$242	$241
Accounts payable — trade	26	23
Accounts payable — affiliate	24	85
Derivative instruments	38	39
Accrued expenses and other current liabilities	53	68
Total current liabilities	383	456
Other Liabilities
Long-term debt	4,521	4,562
Accounts payable — affiliate	20	—
Derivative instruments	110	61
Other non-current liabilities	64	64
Total non-current liabilities	4,715	4,687
Total Liabilities	5,098	5,143
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 182,848,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) at March 31, 2016, and December 31, 2015	1	1
Additional paid-in capital	1,844	1,855
Retained earnings	7	12
Accumulated other comprehensive loss	(44)	(27)
Noncontrolling interest	753	791
Total Stockholders’ Equity	2,561	2,632
Total Liabilities and Stockholders’ Equity	$7,659	$7,775

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
	2016	2015
	(In millions)
Cash Flows from Operating Activities
Net income (loss)	$2	$(20)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Distributions in excess of equity in earnings of unconsolidated affiliates	17	35
Depreciation and amortization	66	67
Amortization of financing costs and debt discount/premiums	5	3
Amortization of intangibles and out-of-market contracts	23	12
Changes in deferred income taxes	—	(4)
Changes in derivative instruments	2	(2)
Changes in other working capital	(13)	(16)
Net Cash Provided by Operating Activities	102	75
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	—	(490)
Capital expenditures	(7)	(3)
Increase in restricted cash	(12)	(1)
Decrease in notes receivable	2	2
Net investments in unconsolidated affiliates	(43)	3
Other	2	—
Net Cash Used in Investing Activities	(58)	(489)
Cash Flows from Financing Activities
Net contributions from noncontrolling interests	10	—
Distributions to NRG for NRG TE Wind Holdco	(4)	—
Payment of dividends and distributions to shareholders	(41)	(30)
Net (payments for) borrowings of long-term debt	(44)	149
Net Cash (Used in) Provided by Financing Activities	(79)	119
Net Decrease in Cash and Cash Equivalents	(35)	(295)
Cash and Cash Equivalents at Beginning of Period	111	429
Cash and Cash Equivalents at End of Period	$76	$134

Appendix Table A-1: First Quarter 2016 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	28	(12)	8	(22)	2
Plus:
Interest Expense, net	11	36	2	19	68
Depreciation, Amortization, and ARO Expense	20	42	5	—	67
Contract Amortization	7	15	1	—	23
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	24	—	—	28

Adjusted EBITDA	70	105	16	(3)	188

Appendix Table A-2: First Quarter 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	26	(40)	6	(12)	(20)
Plus:
Income Tax Expense	—	—	—	(4)	(4)
Interest Expense, net	12	46	2	13	73
Depreciation, Amortization, and ARO Expense	22	40	5	—	67
Contract Amortization	1	10	—	—	11
Mark to Market (MtM) (Gains) on economic hedges	—	(7)	—	—	(7)
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	4	8	—	—	12

Adjusted EBITDA	65	57	13	(3)	132

Appendix Table A-3: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Adjusted EBITDA:

	Three Months Ended
($ in millions)	3/31/16	3/31/15
Adjusted EBITDA	188	132
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(29)	(14)
Cash distributions from unconsolidated affiliates, net of tax equity proceeds	38	40
Cash distributions to non-controlling interest	(5)	—
Cash distributions to non-controlling interest prior to Drop Down (NRG)	—	(9)
Cash interest paid	(52)	(57)
Maintenance Capital expenditures	(6)	(3)
Change in other assets	(37)	(37)
Principal amortization of indebtedness	(54)	(46)
Cash Available for Distribution	43	6

Appendix Table A-4: Three Months Ended 2016 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in the three months of 2016.

($ in millions)	Three months ended March 31, 2016

Sources:
Net cash provided by operating activities	102
Proceeds from revolver, net of payments	10

Uses:
Payments for long-term debt	54
Net investments in unconsolidated affiliates	43
Dividends and distributions to NRG Yield’s shareholders and NRG Energy	41
Capital expenditures	7
Net other cash outflows	2

Change in cash and cash equivalents	$(35)

Appendix Table A-5: Adjusted EBITDA and Cash Available for Distribution Guidance(6)

($ in millions)	2016 Full Year
Income before Income Taxes	275
Interest Expense, net	270
Depreciation, Amortization, Contract Amortization, and ARO Expense	260
Adjusted EBITDA	$805
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(122)
Cash distributions from unconsolidated affiliates, net of tax equity proceeds	101
Cash distributions to non-controlling interest	(13)
Cash interest paid	(235)
Maintenance capital expenditures	(25)
Change in other assets	(8)
Principal amortization of indebtedness	(238)
Estimated Cash Available for Distribution	$265

Appendix Table A-6: Seasonality of Quarterly Adjusted EBITDA and CAFD in Ranges(7)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Adjusted EBITDA	21-22%	29-31%	25-27%	22-23%
Cash Available for Distribution	13-17%	21-28%	48-52%	8-13%

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only

(6)  Guidance excludes the impact of interest on cash drawn on NRG Yield’s revolving credit facility as of May 5th, 2016 which equates to $9 million on an annualized basis, subject to change

(7)  Seasonality based on full year guidance, percent ranges in table are primarily driven by potential variability in both wind and solar production; Renewable resources may experience deviation beyond +/-5%;  Other items which may impact CAFD include non-recurring events such as forced outages or timing of maintenance CapEx supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.